Exhibit 99.3

AMENDMENT NO. 2
TO THE
RAI 401K SAVINGS PLAN

THIS AMENDMENT NO. 2 to the RAI 401k Savings Plan (the “Plan”), restated as of January 1, 2023, is entered into on the date of execution set forth below. The provisions of this Amendment shall be effective as of the date set forth below.

W I T N E S S E T H

WHEREAS, Reynolds American Inc. (“RAI”) maintains the Plan for the benefit of its employees and the employees of its affiliates designated as participating companies;

WHEREAS, the Board of RAI authorized an amendment to the Plan to (i) revise the amount of matching contributions and retirement enhancement contributions to certain participants in the Plan, in connection with the freeze of benefit accruals under the Reynolds and Affiliates Pension Plan (the “RAPP”) for certain participants in the RAPP and (ii) make certain other administrative, clarifying and conforming changes to the Plan, and authorized the RAI Employee Benefits Committee (the “Committee”) to effectuate such amendment;

WHEREAS, the Committee authorized an amendment to the Plan in accordance with the foregoing; and

WHEREAS, such action of the Committee further authorized the members of the Committee to perform any and all acts and execute any and all documents that they may deem necessary to effectuate the Committee’s resolutions.

NOW, THEREFORE, the Plan hereby is amended, effective as of January 1, 2025, as follows:

1.

Section 1.44 of the Plan is hereby amended in its entirety to read as follows:

“1.44	Matching Contributions means the contributions which are made to the Plan in accordance with Sections 3.03(b)(i), 3.03(b)(iv), 3.03(c)(i), and 3.03(d)(i).”

2.

Section 1.59 of the Plan is hereby amended in its entirety to read as follows:

“1.59	Retirement Enhancement Contributions means the contributions which are made to the Plan in accordance with Sections 3.03(b)(ii), 3.03(b)(v), 3.03(c)(ii), and 3.03(d)(ii).”

3.

Section 3.01(b) of the Plan is hereby amended in its entirety to read as follows:

“(b)	If the Participant does not make the application contemplated in Section 3.01(a) prior to an administrative period determined by the Committee following the date he initially becomes an Eligible Employee (or again becomes an Eligible Employee as a result of reemployment), such Participant shall be deemed to have (i) authorized payroll deductions for Pre-Tax Contributions in accordance with Section 3.01(a) equal to 6% of his Non-Bonus Compensation, and (ii) authorized payroll deductions for Pre-Tax Contributions in accordance with Section 3.01(a) equal to 10% of his Bonus Compensation.”

4.

Section 3.03(b) of the Plan is hereby amended in its entirety to read as follows:

“(b)	RAI Employees.

(i)
Pre-2025 Matching Contributions.  For each Plan Year beginning prior to January 1, 2025, the applicable Participating Companies shall contribute an amount which shall produce an allocation to the Company Contribution Account of each Participant who is an RAI Employee equal to:

(A)	50% of such Participant’s Match-Eligible Contributions for such Plan Year for each Participant who is accruing a benefit under a defined benefit plan sponsored by RAI; or

(B)	100% of such Participant’s Match-Eligible Contributions for such Plan Year for each Participant who is not accruing a benefit under a defined benefit plan sponsored by RAI.

(ii)
Pre-2025 Retirement Enhancement Contributions.  For each Plan Year beginning prior to January 1, 2025, the applicable Participating Companies shall contribute an additional amount which shall produce an allocation to the Company Contribution Account of certain eligible Participants who are RAI Employees other than the ‘Excluded Participants’ (as defined below) which shall be determined as follows:

(A)	The Retirement Enhancement Contribution shall be equal to 3% of the Participant’s Compensation for each eligible Participant who is an RAI Employee:

(1)	whose first date of employment as an Eligible Employee or most recent date of reemployment as an Eligible Employee is on or after January 1, 2004,

(2)
whose employment was transferred from Brown & Williamson Tobacco Corporation to an Affiliated Company in connection with the Business Combination or whose employment with an Affiliated Company commenced within twelve months after his layoff from Brown & Williamson Tobacco Corporation, and whose first date of employment with Brown & Williamson Tobacco Corporation or most recent date of reemployment with Brown & Williamson Tobacco Corporation was on or after August 1, 1999; or

(3)
whose employment was transferred to an applicable Participating Company from an Affiliated Company on or after July 1, 2010 and prior to January 1, 2023, and who is accruing a benefit under a defined benefit pension plan sponsored by RAI;

provided, however, that clause (ii)(A) above shall not apply to an eligible Participant (x) whose date of reemployment is after January 1, 2004 and prior to May 1, 2020 but whose Continuous Service Date is prior to January 1, 2004; or (y) whose employment was transferred from R. J. Reynolds Tobacco (CI) Co., and whose first date of employment with R. J. Reynolds Tobacco (CI) Co. or most recent date of reemployment with R. J. Reynolds Tobacco (CI) Co. is prior to January 1, 2004.

(B)	The Retirement Enhancement Contribution for all other eligible Participants who are RAI Employees shall be as determined in accordance with the following chart:

Total of Age plus Years of Vested Service as of January 1, 2006	Retirement Enhancement Contribution (as a % of Compensation)
Less than 30	3%
30-39	4%
40-49	5%
50-59	6%
60-69	7%
70-79	8%
80 or more	9%

(iii)	Excluded Participant. For purposes of Section 3.03(b)(ii), the term ‘Excluded Participant’ shall mean any Participant:

(A)
who is either eligible to accrue a ‘Grandfathered Benefit’ or who has retired with a ‘Grandfathered Benefit’ under the Reynolds American Retirement Plan (as such term is defined thereunder), and (1) whose first date of employment as an Eligible Employee and most recent date of reemployment as an Eligible Employee, if applicable, is prior to January 1, 2004, or (2) whose date of reemployment is after January 1, 2004 but whose Continuous Service Date is prior to January 1, 2004;

(B)	whose employment was transferred from Brown & Williamson Tobacco Corporation to an Affiliated Company in connection with the Business Combination or whose employment with an Affiliated

Company commenced within twelve months after his layoff from Brown & Williamson Tobacco Corporation, and whose first date of employment with Brown & Williamson Tobacco Corporation or most recent date of reemployment with Brown & Williamson Tobacco Corporation was prior to August 1, 1999; or

(C)	who has transferred to an applicable Participating Company from an Affiliated Company prior to July 1, 2010 and is accruing a benefit under a defined benefit pension plan sponsored by RAI.

(iv)
Post-2024 Company Matching Contributions. For each Plan Year beginning on or after January 1, 2025, the applicable Participating Companies shall contribute an amount which shall produce an allocation to the Company Contribution Account of each Participant who is an RAI Employee equal to:

(A)	50% of the Participant’s Match-Eligible Contributions for such Plan Year for each RAI Employee who is a Pension Production Associate.

For purposes of this Section 3.03(b), ‘Pension Production Associate’ means a Participant who, as of December 31, 2024, (i) is accruing a benefit under the Reynolds and Affiliates Pension Plan (‘RAPP’) and (ii) is classified as an hourly production associate in the Company’s or an Affiliated Company’s U.S. human resources system.

Notwithstanding the foregoing, if a Pension Production Associate ceases to be classified as an hourly production associate in the Company’s or an Affiliated Company’s U.S. human resources system as a result of a transfer of employment to a role that is not classified as an hourly production associate in the Company’s or an Affiliated Company’s U.S. human resources system after December 31, 2024, then effective as of the date such transfer occurs, such Participant will cease to be a Pension Production Associate. The allocation to the Company Contribution Account for such Participant’s Matching Contributions (1) for the portion of the Plan Year before such transfer occurs will be determined in accordance with this Section 3.03(b)(iv)(A) and (2) for the portion of the Plan Year after such transfer occurs and future Plan Years will be determined in accordance with Section 3.03(b)(iv)(B)(1) or (2), as applicable.

(B)	For all RAI Employees other than Pension Production Associates, either:

(1)	50% of the Participant’s Match-Eligible Contributions for such Plan Year for each eligible Participant who (a) as of

December 31, 2024 was eligible for a Retirement Enhancement Contribution equal to 6%, 7%, 8% or 9% of such Participant’s Compensation pursuant to Section 3.03(b)(ii)(B) and (b) has remained continuously employed with a Participating Company since December 31, 2024, or

(2)	100% of the Participant’s Match-Eligible Contributions for such Plan Year for each eligible Participant, other than a Participant described in Section 3.03(b)(iv)(B)(1).

(v)
Post-2024 Retirement Enhancement Contributions. For each Plan Year beginning on or after January 1, 2025, the applicable Participating Companies shall contribute an additional amount which shall produce an allocation to the Company Contribution Account of each RAI Employee which shall be determined as follows:

(A)
For RAI Employees who are Pension Production Associates, the Retirement Enhancement Contribution described in Section 3.03(b)(ii)(A) or (B) as was applicable to such Pension Production Associate as of December 31, 2024.

Notwithstanding the foregoing, if a Pension Production Associate ceases to be classified as an hourly production associate in the Company’s or an Affiliated Company’s U.S. human resources system as a result of a transfer of employment to a role that is not classified as an hourly production associate in the Company’s or an Affiliated Company’s U.S. human resources system after December 31, 2024, then effective as of the date such transfer occurs, such Participant will cease to be a Pension Production Associate. The applicable allocation to the Company Contribution Account for such Participant’s Retirement Enhancement Contributions (1) for the portion of the Plan Year before such transfer occurs will be determined in accordance with this Section 3.03(b)(v)(A) and (2) for the portion of the Plan Year after such transfer occurs and future Plan Years will be determined in accordance with Section 3.03(b)(v)(B)(1) or (2), as applicable.

(B)	For all RAI Employees other than Pension Production Associates, either:

(1)
The Retirement Enhancement Contribution described in Section 3.03(b)(ii)(B), as was applicable to such Participant as of December 31, 2024 for each eligible Participant who (a) as of December 31, 2024 was eligible for a Retirement Enhancement Contribution equal to 6%, 7%, 8% or 9% of such Participant’s Compensation pursuant to Section 3.03(b)(ii)(B) and (b) has remained continuously employed with a Participating Company since December 31, 2024, or

(2)	3% of the Participant’s Compensation for such Plan Year for each eligible Participant who is an RAI Employee, other than an RAI Employee described in Section 3.03(b)(v)(B)(1).

(vi)
Transfers After 2022. For the avoidance of doubt and notwithstanding anything in the Plan to the contrary, if an RAI Employee transfers to another Participating Unit on or after January 1, 2023, such that such RAI Employee would no longer have been categorized as an RAI Employee if such transfer had occurred prior to January 1, 2023, such RAI Employee shall continue to be an RAI Employee so long as such RAI Employee remains an Eligible Employee continuously employed by a Participating Company. For each Plan Year beginning on after January 1, 2023 and prior to January 1, 2025 (as applicable), such RAI Employee shall continue to receive Company Contributions pursuant to the same contribution formula under Sections 3.03(b)(i) and (ii) that such RAI Employee was receiving immediately prior to such transfer. For each Plan Year beginning on or after January 1, 2025, a RAI Employee described in the first sentence of this Section 3.03(b)(vi) shall receive Company Contributions calculated in accordance with Sections 3.03(b)(iv) and (v).”

5.

The first sentence of Section 3.03(c)(ii) of the Plan is hereby amended in its entirety to read as follows:

“For each Plan Year, ASC shall contribute an additional amount which shall produce an allocation to the Company Contribution Account of each ASC Employee who has become a Participant as provided in Section 2.01, provided, however, that an ASC Employee who has transferred to ASC from an Affiliate prior to January 1, 2023 (i) will not receive a Retirement Enhancement Contribution allocation for any Plan Year beginning prior to January 1, 2025, if he is eligible to accrue benefit service under a defined benefit plan sponsored by RAI but (ii) will receive a Retirement Enhancement Contribution allocation equal to 3% of such ASC Employee’s Compensation for each Plan Year beginning on or after January 1, 2025.”

6.

Section 3.03(c)(iii) of the Plan is hereby amended in its entirety to read as follows:

“(iii)
Transfers After 2022. For the avoidance of doubt and notwithstanding anything in the Plan to the contrary, if an ASC Employee transfers to another Participating Unit on or after January 1, 2023, such that such ASC Employee would no longer have been categorized as an ASC Employee if such transfer had occurred prior to January 1, 2023, such ASC Employee shall continue to be an ASC Employee so long as such ASC Employee remains an Eligible Employee continuously employed by a Participating Company. For each Plan Year beginning on or after January 1, 2023 and prior to January 1, 2025 (as applicable), such ASC Employee shall continue to receive Company Contributions pursuant to the same contribution formula under this Section 3.03(c) that such ASC Employee was receiving immediately prior to such transfer. For each Plan Year beginning on or after January 1, 2025, an ASC Employee described in the first sentence of this Section 3.03(c)(iii) shall receive Company Contributions calculated in accordance with Section 3.03(c)(i) and (ii).”

7.

Section 3.03(d)(iii) of the Plan is hereby amended in its entirety to read as follows:

“(iii)
Transfers After 2022. For the avoidance of doubt and notwithstanding anything in the Plan to the contrary, if a Santa Fe Employee transfers to another Participating Unit on or after January 1, 2023, such that such Santa Fe Employee would no longer have been categorized as a Santa Fe Employee if such transfer had occurred prior to January 1, 2023, such Santa Fe Employee shall continue to be a Santa Fe Employee so long as such Santa Fe Employee remains an Eligible Employee continuously employed by a Participating Company. For each Plan Year beginning on or after January 1, 2023 and prior to January 1, 2025 (as applicable), such Santa Fe Employee shall continue to receive Company Contributions pursuant to the same contribution formula under this Section 3.03(d) that such Santa Fe Employee was receiving immediately prior to such transfer. For each Plan Year beginning on or after January 1, 2025, a Santa Fe Employee described in the first sentence of this Section 3.03(d)(ii) shall receive Company Contributions calculated in accordance with Section 3.03(d)(i) and (ii).”

8.

Section 4.05(a) of the Plan is hereby amended by adding a new sentence at the end thereof to read as follows:

“In the event that the Participant does not make the election contemplated in this Section 4.05(a) with respect to the investment of any contributions, such Participant shall be deemed to have elected to invest such contributions in the Investment Fund designated by the RAI Pension Investment Committee for such contributions.”

9.

Section 12.15(b)(ii) is hereby amended in its entirety to read as follows:

“(ii)	Company Contributions for Plan Years beginning on or after January 1, 2023 will be governed by Sections 3.03(b)(vi), 3.03(c)(iii) and 3.03(d)(iii), as applicable.”

IN WITNESS WHEREOF, the undersigned member of the Committee has executed this Amendment No. 2 on the date set forth below.

RAI Employee Benefits Committee

By:	/s/ Alden H. Smith
Alden H. Smith
Secretary

Date of Execution:	October 2, 2024